UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
April 15, 2025
Johnson & Johnson
(Exact name of registrant as specified in its charter)

New Jersey	1-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933
(Address of Principal Executive Offices)
 (Zip Code)
Registrant's telephone number, including area code:
732-524-0400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00	JNJ	New York Stock Exchange
1.150% Notes Due November 2028	JNJ28	New York Stock Exchange
2.700% Notes due February 2029	JNJ29B	New York Stock Exchange
3.200% Notes Due June 2032	JNJ32	New York Stock Exchange
3.050% Notes due February 2033	JNJ33B	New York Stock Exchange
1.650% Notes Due May 2035	JNJ35	New York Stock Exchange
3.350% Notes Due June 2036	JNJ36A	New York Stock Exchange
3.350% Notes due February 2037	JNJ37B	New York Stock Exchange
3.550% Notes Due June 2044	JNJ44	New York Stock Exchange
3.600% Notes due February 2045	JNJ45	New York Stock Exchange
3.700% Notes due February 2055	JNJ55	New York Stock Exchange

Item 2.02 Results of operations and financial condition
On April 15, 2025, Johnson & Johnson issued the attached press release (Exhibit 99.1) announcing its sales and earnings for the first quarter ended March 30, 2025.
Item 8.01 Other Events
On April 15, 2025, Johnson & Johnson issued the attached press release (Exhibit 99.3) announcing that its Board of Directors declared a 4.8% increase in the quarterly dividend, from $1.24 per share to $1.30 per share, marking the 63rd year of consecutive increases. At the new rate, the indicated dividend on an annual basis is $5.20 per share compared to the previous rate of $4.96 per share. The next quarterly dividend is payable on June 10, 2025 to shareholders of record at the close of business on May 27, 2025. The ex-dividend date is May 27, 2025.
Item 9.01 Financial statements and exhibits
(d)    Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 15, 2025 for the period ended March 30, 2025
99.2	Unaudited Comparative Supplementary Sales Data and Condensed Consolidated Statement of Earnings for the fiscal first quarter
99.3	Press Release dated April 15, 2025
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 15, 2025

JOHNSON & JOHNSON
(Registrant)

By:	/s/ Robert J. Decker, Jr.
Robert J. Decker, Jr. Controller (Principal Accounting Officer)